UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2020

Coty Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35964	13-3823358
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Fifth Avenue New York, NY	10118
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 389-7300

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	COTY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On February 27, 2020, Pierre Laubies, Chief Executive Officer and member of the board of directors (the “Board”) of Coty Inc. (NYSE: COTY) (the “Company”) resigned his position as Chief Executive Officer of the Company, to be effective by summer 2020. On February 27, 2020, Coty Management B.V. entered into a settlement agreement (the “Settlement Agreement”) with Mr. Laubies in connection with his resignation. Pursuant to the Settlement Agreement, Mr. Laubies will receive the severance benefits provided for under his existing employment agreement as if his employment were terminated for Good Reason, so long as he provides a release and complies with the post-termination employment covenants contemplated by his employment agreement and the Settlement Agreement. Also on February 27, 2020, the Company entered into a purchase agreement (the “Preferred Repurchase Agreement”) with Mr. Laubies, pursuant to which the Company will purchase all of the shares of Series A-1 Preferred Stock held by Mr. Laubies. Mr. Laubies’ termination of employment did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Chief Executive Officer

On February 27, 2020, the Board appointed Pierre Denis, age 55, to the position of Chief Executive Officer, to be effective by summer 2020 following the effectiveness of Mr. Laubies’ resignation. In connection with such appointment, Mr. Denis and the Company agreed to enter into an employment agreement (the “Employment Agreement”), a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020. Under the terms of the Employment Agreement, Mr. Denis will serve as the Company’s Chief Executive Officer on an at will basis, during which time he is entitled to the following compensation and benefits: (i) an annual base salary in the amount of $1,200,000; (ii) participation in the annual performance plan (the “Annual Performance Plan”) with a target bonus equal to 100% of annual base salary, and (iii) participation in the employee benefit plans generally made available to senior officers of the Company group in the Netherlands.

Mr. Denis will participate in the Company’s Elite stock investment program as described in the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on September 25, 2019, with a target investment amount of $7,000,000, subject to a minimum investment amount of $5,000,000 (the “Purchased Shares”). In addition, Mr. Denis will receive, on the date he commences employment, a one-time sign-on grant of restricted stock units with a value equal to $4,000,000, vesting on June 30, 2021. Mr. Denis will also receive an annual grant of restricted stock units, pursuant to the Company’s Long Term Incentive Plan, with a value equal to $4,000,000, vesting 60 percent on the third anniversary of grant, 20 percent on the fourth anniversary of grant and 20 percent on the fifth anniversary of grant, subject to his continued employment with the Company through each applicable vesting date.

Upon Mr. Denis’ separation from service by the Company without cause or by him for good reason, he will receive base salary continuation for one year (or, in the event of his resignation for good reason at any time following a change in control of the Company, for two years). As a condition to receiving the severance benefits described in this paragraph, Mr. Denis is required to execute a general release and adhere to a 12-month post-termination non-solicitation restriction, a 12-month post-termination noncompetition restriction, and a perpetual confidentiality obligation.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Mr. Denis joined the Board in September 2019. Mr. Denis has served since July 2012 as the Chief Executive Officer of Jimmy Choo Group Limited, a luxury accessories brand, with a focus on shoes that is now a division of Capri Holdings Limited, a publicly traded global fashion luxury group. Prior to that, in 2008, Mr. Denis became the Managing Director of John Galliano where he managed operations, developed the John Galliano and contemporary Galliano lines and expanded its licensing business. Mr. Denis began his career in perfume and cosmetics and joined LVMH, the diversified luxury goods group, in 1992. In 1999, he was appointed Managing Director, Asia Pacific for

Parfums Christian Dior; in addition, he took over managing the Dior Couture Asian business in 2004 to 2006, when he was appointed as Managing Director for Christian Dior Couture in Europe, the Middle East and India. Mr. Denis is a graduate of ESSEC Business School, Paris. There is no family relationship between Mr. Denis and any director or executive officer of the Company. There have been no transactions, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a participant in which Mr. Denis, or any member of his immediate family, had, or will have, a direct or indirect material interest.

Appointment of Pierre-André Terisse as Chief Operating Officer

On February 27, 2020, the Board appointed Pierre-André Terisse as Chief Operating Officer of the Company, in addition to his current appointment as Chief Financial Officer of the Company, effective immediately. In connection with such appointment, the Company has amended Mr. Terisse’s employment agreement to increase his annual base salary to an amount equal to €800,000 and increase the annual grant of restricted stock units to Mr. Terisse pursuant to the Company’s Long Term Incentive Plan to such number of RSUs with a value equal to $2,500,000.

The foregoing description is qualified in its entirety by reference to the full text of the amended employment agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2020.

Changes to the Board of Directors

On February 27, 2020, Mr. Laubies resigned from his position as a member of the Board, effective May 31, 2020. Mr. Laubies’ termination did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On February 27, 2020, the Board appointed Isabelle Parize and Justine Tan as members of the Board, in each case effective immediately, with a term expiring upon the Company’s next annual stockholders’ meeting. There are no arrangements or understandings between Ms. Parize or Ms. Tan and any other persons pursuant to which either of them was appointed as director. There are no related party transactions between the Company and Ms. Parize or Ms. Tan, and as of the date hereof, neither Ms. Parize nor Ms. Tan owns any shares of the Company’s common stock. Each will participate in the compensation arrangements for non-employee directors as described in the Company’s Proxy Statement filed with the Commission on September 25, 2019.

On February 27, 2020, Mr. Denis resigned from his position as a member of the Audit and Finance Committee and the Board appointed Ms. Parize as a member of the Audit and Finance Committee, in each case effective immediately. Mr. Denis will remain a member of the Board.

A copy of the press release announcing the management and Board changes described herein is attached to this Current Report on Form 8-K as Exhibit 99.1. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Exchange Act. A copy of the press release is also available on the Company’s website at www.investors.coty.com, under the “Investor News” tab.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release, dated February 28, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coty Inc.
(Registrant)

Date: February 28, 2020	By:	/s/ Pierre-André Terisse
Pierre-André Terisse
Chief Financial Officer and Chief Operating Officer